Exhibit 99.1

FOR IMMEDIATE RELEASE

Pep Boys Reports Fourth Quarter and Fiscal 2009 Results

-Fourth Quarter and Fiscal Year Net Earnings of $0.04 and $0.44 per Share -

PHILADELPHIA — April 7, 2010 — The Pep Boys — Manny, Moe & Jack (NYSE: “PBY”), the nation’s leading automotive aftermarket service and retail chain, today announced results for the thirteen (fourth quarter) and fifty-two weeks (fiscal year) ended January 30, 2010.

Operating Results

Fourth Quarter

Sales

Sales for the thirteen weeks ended January 30, 2010 decreased by $12.6 million, or 2.7%, to $452.9 million from $465.5 million for the thirteen weeks ended January 31, 2009. Comparable sales decreased 3.9% due to a 4.9% comparable merchandise sales decrease partially offset by a 0.7% comparable service revenue increase. In accordance with GAAP, service revenue is limited to labor sales, while merchandise sales include merchandise sold through both our service center and retail lines of business. Re-categorizing Sales into the respective lines of business from which they are generated, comparable Service Center Revenue (labor plus installed merchandise and tires) decreased 2.4%, while comparable Retail Sales (DIY and Commercial) decreased 5.1%.

Earnings

Net Earnings for the fourth quarter of fiscal 2009 increased to $2.3 million ($0.04 per share) from a loss of $33.3 million (($0.63) per share) recorded in the same period last year. The 2009 results include a $1.2 million tax benefit due to a change in the Company’s tax planning strategies. The fourth quarter 2008 results included, on a pre-tax basis, a net charge of $14.2 million consisting of an $8.0 million increase in legal and inventory-related accruals, $4.4 million of asset impairments, $1.2 million in debt pre-payment costs and a $0.6 million charge for costs associated with cost-cutting initiatives. The 2008 results also included approximately $7.0 million in reduction of the Company’s tax benefit due to changes in the Company’s effective tax rate.

Fiscal Year

Sales

Sales for the fiscal year ended January 30, 2010 decreased by $16.9 million, or 0.9%, to $1,910.9 million from $1,927.8 million for the fiscal year ended January 31, 2009. Comparable sales decreased 1.2% due to a 2.6% comparable merchandise sales decrease partially offset by a 4.7% comparable service revenue increase. Re-categorizing Sales (see above), comparable Service Center Revenue increased 2.5%, while comparable Retail Sales decreased 4.3%.

Earnings

Net Earnings for fiscal 2009 increased to $23.0 million ($0.44 per share) from a loss of $30.4 million (($0.58) per share) recorded in the same period last year. The 2009 results include, on a pre-tax basis, a net benefit of $7.0 million, consisting of a $6.2 million gain from bond repurchases, a $1.2 million gain from sale leaseback transactions, a $2.0 million reduction in inventory-related accruals and a $0.7 million gain from an insurance settlement partially offset by a $3.1 million asset impairment charge. The 2009 results also include a $1.2 million tax benefit due to a change in the Company’s tax planning strategies. The 2008 results included, on a pre-tax basis, a net charge of $2.0 million consisting of an $8.0 million increase in legal and inventory-related accruals, $5.4 million of asset impairments, $1.2 million in debt pre-payment costs and a $0.6 million charge for costs associated with cost-cutting initiatives largely offset by a $3.5 million gain resulting from bond repurchases and a $9.7 million gain from asset dispositions (primarily sale leaseback transactions). The 2008 results also included a one-time tax benefit of $2.2 million resulting from the recording of a deferred tax asset.

Commentary

“We are pleased to report that we met our 2009 ‘Back in Black’ commitment — to return to profitability — for both the full year and each quarter,” said CEO Mike Odell. “The foundation of our turnaround has been our commitment to our customers and our focus on core automotive products and services. While we did not enjoy a comparable store sales increase in the fourth quarter, as we did in the third quarter, we did achieve customer count increases in both service and commercial. Two years into our three-year turnaround plan, our improved disciplines in category management, expense controls and margin controls resulted in our fourth quarter profitability despite the soft holiday season.”

Mike continued, “Our commitment for 2010 is to ‘Get to Great’ as we focus on growing sales and continue to improve our execution, disciplines and profitability. First quarter 2010 sales have rebounded across all lines of business and, quarter to date, we are running a 3% comparable store sales increase.”

“Our expectation is to run a single-digit total sales increase this year. A portion of that sales increase will come from our growth strategy of opening new Service & Tire Centers,” Mike added. “During the fourth quarter, we opened five more Service & Tire Centers, bringing our 2009 openings to 24. We also added one new Supercenter in the fourth quarter.”

“At year end, we had approximately $39.3 million in cash on hand and no borrowings on our revolving credit line,” remarked CFO Ray Arthur. “We continue to be well positioned to fund our store growth.”

Pep Boys has over 6,000 service bays within over 580 stores located in 35 states and Puerto Rico. Along with its full-service vehicle maintenance and repair capabilities, the Company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800-PEP-BOYS or by visiting www.pepboys.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The word “guidance,” “expect,” “anticipate,” “estimates,” “forecasts” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management’s expectations regarding implementation of its long-term strategic plan, future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company’s actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers’ ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company’s stores, competitive pricing, the location and number of competitors’ stores, product and labor costs and the additional factors described in the Company’s filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Investors have an opportunity to listen to the Company’s quarterly conference calls discussing its results and related matters. The call for the fourth quarter will be broadcast live on Thursday, April 8 at 8:30 a.m. ET over the Internet at the Vcall Web site, located at http://www.investorcalendar.com. To listen to the call live, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. Supplemental financial information will be available the morning of April 8 on Pep Boys’ Web site at www.pepboys.com.

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Contact:

Pep Boys, Philadelphia

Investor Contact: Ray Arthur, 215-430-9720

Media Contact: Alex Spooner, 215-430-9588
Internet: http://www.pepboys.com

Pep Boys Financial Highlights

Thirteen Weeks Ended	January 30, 2010	January 31, 2009

Total revenues	$452,896,000	$465,536,000

Net earnings (loss)	$2,268,000	$(33,267,000)

Basic earnings per share:
Average shares	52,452,000	52,223,000

Basic earnings (loss) per share	$0.04	$(0.63)

Diluted earnings per share:
Average shares	52,808,000	52,223,000

Diluted earnings (loss) per share	$0.04	$(0.63)

Fifty-Two Weeks Ended	January 30, 2010	January 31, 2009

Total revenues	$1,910,938,000	$1,927,788,000

Net earnings (loss)	$23,036,000	$(30,429,000)

Basic earnings per share:
Average shares	52,397,000	52,136,000

Basic earnings (loss) per share	$0.44	$(0.58)

Diluted earnings per share:
Average shares	52,667,000	52,136,000

Diluted earnings (loss) per share	$0.44	$(0.58)